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                             EMPLOYMENT AGREEMENT


                  AGREEMENT by and between Golden Books Publishing Company, Inc. (the "Company"), and Richard K. Collins (the "Executive"), effective as of July 28, 1997 (the "Effective Date").

                  1.       Employment Term.

                  The Company hereby agrees to employ the Executive, and the Executive hereby agrees to continue within the employ of the Company, commencing on the Effective Date and continuing through and including December 31, 2000, unless terminated earlier in accordance with Section 4 below (the "Employment Term").

                  2.       Title, Reporting and Duties.

                           (a) As of the Effective Date and for the remainder
                  of the Employment Term, the Executive shall serve as the Company's Executive Vice President, Director of Sales and Retail Marketing, Golden Books Children's Publishing Group, with such duties, responsibilities and authorities as shall be consistent therewith in the reasonable judgment of the Company. The Executive shall report to the President of Golden Books Children's Publishing Group. The Executive shall be based in New York, New York.

                           (b) During the Employment Term, and excluding any
                  periods of vacation, holiday and sick leave to which the Executive is entitled, the Executive agrees to devote full time during normal business hours to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently such responsibilities.

                  3.       Compensation and Benefits.

                           (a) Base Salary. During the Employment Term, the
                  Executive shall receive a minimum annual base salary ("Annual Base Salary") of $212,000. The Annual Base Salary shall be paid in equal biweekly installments. The Company and the Executive agree to meet on an annual basis, at a date mutually convenient to both on or around the anniversary of this Agreement, to review Executive's Annual Base Salary; provided that this agreement to meet shall create no additional obligation or duty on the part of either party hereto with respect to Executive's Annual Base Salary.

                           (b) Annual Bonus. In addition to the Annual Base
                  Salary, the Executive shall be awarded, for each fiscal year during the Employment Term, an annual bonus (the "Annual Bonus") pursuant to the Company's annual incentive plans (the "Annual Plans", which term includes, as of the date hereof, the Company's Executive Officer Bonus Plan). The Executive shall have a target Annual Bonus of 100% of his Annual Base Salary earned in such year (the "Target Bonus"), subject in each case to attainment of the performance goals set forth in the Annual Plans (provided that the Executive's target Annual Bonus for 1997 shall be computed pro rata based on his actual salary earned during the year).


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                  Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. Notwithstanding the above, it is the intent of the parties hereto that the Annual Plans meet all applicable requirements for the exemption of the payments thereunder from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, including the requirement that the Annual Plans be approved by the shareholders of the Company prior to the payment of any bonuses thereunder. The Board may award the Executive bonuses other than pursuant to the Annual Plans in its discretion.

                           (c) Stock Options. The Executive will be granted,
                  as of the Effective date hereof, a stock option (the "Option") to purchase 25,000 shares of the common stock ("Stock") of Golden Books Family Entertainment, Inc. The parties agree that the Company's Board of Directors and the Compensation Committee shall take all action necessary to effectuate such Option grant. The exercise price with respect to each share of Stock subject to the Option will be the last transaction price of the Stock on the NASDAQ market on the Effective Date. The Option will become exercisable as to one-third of the shares of Stock subject thereto on the first anniversary of the date of grant, as to an additional one-third of such shares on the second anniversary of the date of grant and as to an additional one-third of such shares on the third anniversary of the date of grant. The Option will have a term of seven years (the "Option Term"). Upon the termination of Executive's employment:

                                    (1) by reason of death, the Executive's
                           estate may exercise the Option (to the extent exercisable at the time of death) until the earliest of one year following the Executive's death or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable;

                                    (2) by the Company for "cause" (except the
                           Executive's disability) or by the Executive voluntarily without "good reason" (as each such term is defined in Section 4 below), the Option shall terminate and no longer be exercisable on the date the Executive is advised by the Board that he is being terminated for cause, or the effective date of the Executive's voluntary termination without good reason, as applicable; or

                                    (3) by the Company without Cause or by the
                           Executive with good reason, or because of the Executive's disability, the entire Option shall become fully and immediately exercisable and the Executive may exercise the Option until the earliest of one year following the Executive's termination or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable.

                                    The Executive shall be entitled to
                           participate in other Company stock option grants or other equity plans or programs, if any, in which comparable executives of the Company are eligible to participate generally as may be determined by the Compensation Committee, including, without



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                           limitation, the Exchange Option Program pursuant to
                           the Executive Officer Bonus Plan.

                                    Other than as stated above, the Option
                           will be governed by the terms and conditions of the Company's Stock Option Plan and the standard Stock Option Agreement thereunder to be executed by the Executive and the Company.

                           (d) Incentive, Savings and Retirement Plans. During
                  the Employment Term, the Executive shall be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, if any, that are applicable generally to other comparable executives of the Company and its affiliated companies. The Company intends to establish incentive, savings and retirement plans that are comparable in level of benefits to such plans as generally exist in the Company's industry. It is acknowledged that the Executive's participation in these plans shall be consistent with an executive of his stature in the Company and in the Company's industry.

                           (e) Welfare Benefit Plans. During the Employment
                  Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee term life, group life, accidental death and travel accident insurance plans and programs, if any) that are applicable generally to other comparable executives of the Company and its affiliated companies (including, without limitation, the Company's 1997 Executive Benefit Program). The Company intends to establish new welfare benefit plans that are comparable in level of benefits to such plans as generally exist in the Company's industry. It is acknowledged that the Executive's level of participation in these plans shall be consistent with an executive of his stature in the Company and in the Company's industry.

                           (f) Expenses. During the Employment Term, the
                  Company shall pay or promptly reimburse the Executive for all reasonable business expenses upon presentation of receipts therefor in accordance with the normal practices of the Company.

                           (g) Fringe Benefits. During the Employment Term,
                  the Executive shall be entitled to fringe benefits appropriate to an executive of Executive's stature in the Company's industry. The Company shall pay the Executive's reasonable legal fees for preparation and review of this Employment Agreement, and shall reimburse the Executive, up to $7,500.00 per year, for personal tax and legal counsel in connection with the Company stock option plan. Furthermore, the Company shall pay the Executive an annual car and parking allowance of $15,000.00 per year, such amount to be paid with Executive's salary.

                           (h) Vacation and Holidays. During the Employment
                  Term, the Executive shall be entitled to four weeks of paid vacation per year and all other paid holidays, sick and personal days given to employees of the Company.



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                  4.       Termination of Employment.

                           (a) Cause. The Company may terminate the
                  Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:
                  (i) the conviction of, or pleading guilty to, a felony or crime involving moral turpitude, or (ii) the Executive's failure to perform, in any material respect, his obligations under this Agreement unless said failure is remedied by the Executive to the Company's satisfaction within twenty (20) days after notice by the Company, which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not performed the Executive's duties (provided that upon such notice, the Executive shall be given an opportunity to meet with the President of Golden Books Publishing Group or other senior management of the Company to discuss the substance thereof); or (iii) a disability that prohibits the Executive from substantially meeting his responsibilities as a senior executive of the Company on a full-time basis for 90 out of 120 consecutive business days.

                           (b) Good Reason. The Executive's employment may be
                  terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in each case, without the Executive's prior written consent:

                                    (i) the assignment to the Executive of any
                           duties materially inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company to the Executive's satisfaction within twenty (20) days after receipt of written notice thereof given by the Executive;

                                    (ii) any failure by the Company, in any
                           material respect, to comply with any of the compensation and benefits provisions of Section 3 of this Agreement, other than failure not occurring in bad faith and which is remedied by the Company to the Executive's satisfaction within twenty (20) days after receipt of written notice thereof given by the Executive;

                                    (iii) the Company's requiring the
                           Executive to be based at any office or location outside a twenty-five mile radius of New York, New York;

                                    (iv) any failure by the Company to comply
                           with and satisfy any covenant or agreement contained in this Agreement, excluding for this purpose any failure or omission not occurring in bad faith or any action not taken in bad faith and which is remedied by the Company to the Executive's satisfaction within twenty (20) days after receipt of written notice thereof given by the Executive.

                           (c) Death. The Executive's employment shall
                  terminate automatically upon the Executive's death during the Employment Period.



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                           (d) Notice of Termination. Any termination by the
                  Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                           (e) Date of Termination. "Date of Termination"
                  means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with Section 4(a) or 4(b) of this Agreement, respectively), (ii) if the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive.

                  5.       Obligations of the Company Upon Termination.

                           (a) Good Reason; Other Than for Cause. If, during
                  the Employment Term, the Company shall terminate the Executive's employment other than for Cause or the Executive shall terminate employment for Good Reason:

                                    (i) The Executive shall (a) continue to
                           receive his Annual Base Salary for the balance of the term of this Agreement (the "Continuation Period") and (b) receive a payment, no later than 30 days following the Date of Termination, equal to any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid. Further, during the Continuation Period the Company shall continue to provide the Executive with medical and life insurance benefits at the level such benefits would have been provided to him had his employment not been terminated, subject to the Executive's making any required contributions to the cost thereof at a rate no less favorable than that applicable to active employees of the Company. If within the Continuation Period the Executive obtains other employment, (i) the Company's obligation to pay the Executive's salary will be reduced by 100% of the new compensation earned over the balance of that period, and


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                           (ii) the Company's obligation to provide the
                           Executive with medical and life insurance benefits shall be suspended during the period that the Executive is eligible to obtain such benefits from his new employer. Nothing in this paragraph 5 shall be deemed a waiver by Executive of any rights he has or may have under COBRA or ERISA. The Executive agrees to promptly report to the Company any such other employment and the compensation earned by him thereunder during the Continuation Period. In the event of the Executive's death, the Company shall continue to pay his estate his salary at the time of death, through the anniversary of the Effective Date next following the date of death;

                                     (ii) on the Date of Termination, all of
                           the Executive's stock options, restricted stock and other stock-based compensation shall become exercisable or vested pursuant to Section 3(c)(3) herein;

                                     (iii) the Company shall provide to the
                           Executive six (6) months of executive outplacement service, which service shall be mutually agreed upon by the parties, to assist the Executive in securing employment; and

                                    (iv) The Executive shall have the right to
                           approve, such approval not be unreasonably withheld, any written announcement, if any, of the termination of the Executive's employment with the Company.

                           (b) Death. If the Executive's employment is
                  terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the right to exercise the Executive's Stock Option under Section 3(c)(1) herein, and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                           (c) Cause; Other Than for Good Reason. If, during
                  the Employment Term, the Executive's employment shall be terminated by the Company for Cause or by the Executive without Good Reason, this Agreement shall terminate without further obligations to the Executive other than the payment of Accrued Obligations, and the payment or provision of Other Benefits. All Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Upon a termination of the Executive's employment for Cause by the Company or by the Executive without Good Reason, the Executive shall forfeit all stock options that are not vested on the Date of Termination. If the Executive's employment is terminated for Cause, nothing in this Agreement shall prevent the Company from pursuing any other available remedies against the Executive.

                  6.       Non-Exclusivity of Rights.

                  Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify nor shall anything herein limit or


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otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                  7.       Full Settlement.

                  The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.


                  8.       Confidential Information; Non-Solicitation.

                           (a) The Executive shall hold in a fiduciary
                  capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.


                           (b) For a period of one year following the
                  termination of the Executive's employment for any reason, the Executive shall not, directly or indirectly, employ or seek to employ any person who is at the Date of Termination, or was at any time within the six-month period preceding the Date of Termination, an employee of the Company or any of its subsidiaries or affiliates or otherwise cause or induce any employee of the Company or any of its subsidiaries or affiliates to terminate such employee's employment with the Company or such subsidiary or affiliate for the employment of another company.



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                  9.       Successors.

                           (a) This Agreement is personal to the Executive and
                  without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's executors, successors and legal representatives.

                           (b) This Agreement shall inure to the benefit of
                  and be binding upon the Company and its successors and assigns.

                           (c) The Agreement shall not be assignable in the
                  event of insolvency by the Company.

                  10.      Pre-Termination Meeting.

                           (a) On or before June 1, 2000, the Company and the
                  Executive agree to meet to discuss each others intentions with respect to Executive's employment with the Company after the termination of this Agreement; provided, however, that this paragraph shall create no duty or obligation on behalf of either the Company or the Executive with respect to such discussion.

                  11.      Miscellaneous.

                           (a) This Agreement shall be governed by and
                  construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                           (b) All notices and other communications hereunder
                  shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    If to the Executive:

                                    Mr. Richard K. Collins
                                    41 Georgian Road
                                    Morristown, NJ  07960

                                    If to the Company:

                                    Golden Books Family Entertainment, Inc.
                                    850 Third Avenue
                                    New York, New York 10022
                                    Attention:  General Counsel



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                  or to such other address as either party shall have
                  furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (c) The invalidity or unenforceability of any
                  provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (d) The Company may withhold from any amounts
                  payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                           (e) The Executive's or the Company's failure to
                  insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4 (b) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                   GOLDEN BOOKS PUBLISHING COMPANY, INC.


                                   By:  /s/ Willa Perlman
                                      --------------------------------------




                                        /s/ Richard K. Collins
                                   -----------------------------------------
                                   Richard K. Collins